Exhibit 10.2

CF INDUSTRIES HOLDINGS, INC.
2022 EQUITY AND INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK
AWARD AGREEMENT

Name of Grantee: <<Name>>

Restricted Stock: #### shares of Restricted Stock

Grant Date: <award_date>

Vesting Date: The earlier to occur of the first annual meeting of Company shareholders occurring after the Grant Date or the first anniversary of the Grant Date, subject to earlier acceleration as described herein.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms as defined in the CF Industries Holdings, Inc. 2022 Equity and Incentive Plan (the “Plan”). Please review this Award Agreement and promptly return a signed copy to the Company in order to render the grant effective.

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1.	You have been granted the shares of Restricted Stock shown above, pursuant to the Plan and subject to the terms and conditions of the Plan and this Award Agreement.

2.	From the Grant Date until the Vesting Date, you may not sell, assign, transfer, donate, pledge or otherwise dispose of the Restricted Stock unless such restrictions shall lapse prior to the Vesting Date as described herein.

3.	Each certificate representing Restricted Stock shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

You shall be entitled to have such legend removed from such certificate when the restrictions referred to in Section 2 and 4 with respect to the Restricted Stock have lapsed.

4.	Restrictions on the Restricted Stock shall lapse on the Vesting Date, subject to earlier lapse upon a Change in Control as provided for in the Plan or as otherwise provided herein.

5.	If, prior to the date the restrictions on your Restricted Stock shall have lapsed, you resign from the Board for any reason, your service with the Board is terminated, or you attempt to sell, assign, transfer, donate, pledge or otherwise dispose of your Restricted Stock, the Restricted Stock shall be forfeited and you shall thereafter have no right, title or interest in the Restricted Stock. Notwithstanding the above, in the event of your death or disability (as determined by the Board) or in the event that you are not reappointed or reelected to the Board, the restrictions and forfeiture conditions applicable to the Restricted Stock shall lapse, and the Restricted Stock shall be deemed fully vested in accordance with the terms of the Plan.

6.	During the restricted period, you shall have the right to vote Restricted Stock and to receive any dividends or distributions paid on the underlying Stock.

7.	The Company shall not be liable for any tax liability that may arise as a result of the transactions contemplated by this Award Agreement and you understand that you shall be solely liable for any such tax liabilities.

8.	The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified except by means of a writing signed by you and the Company. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan, the terms of which are incorporated herein, and this Award Agreement. You have reviewed the Plan and this Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understand all provisions of the Plan and Award Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement. You further agree to notify the Company upon any change in your residential address shown below.

GRANTEE	CF INDUSTRIES HOLDINGS, INC.

<<Name>>	By: Douglas C. Barnard
<<Address>>	Title: Senior Vice President, General Counsel, and Secretary